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                                                                    Exhibit 10.7

                             TIP TOP NURSERY, INC.
                        NURSERYLAND GARDEN CENTER, INC.

                                PROMISSORY NOTE

$200,000                                                       December 17, 1997


     FOR VALUE RECEIVED, TIP TOP NURSERY, INC., an Arizona corporation ("Tip Top"), and NURSERYLAND GARDEN CENTER, INC., a California corporation ("Nurseryland") (Tip Top and Nurseryland are hereinafter collectively "Maker"), jointly and severally promise to pay to the order of HEALTHY AMERICAN PRODUCTS, INC., a Minnesota corporation ("Payee") at c/o Burwell Enterprises, 7901 Xerxes Avenue South, Suite 201, Minneapolis, Minnesota 55431 in lawful money of the United States of America, the sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), together with interest on the unpaid principal hereof as hereinafter provided.

     This Note is secured and made pursuant to that certain Security Agreement of even date herewith by and among John Tastad ("Tastad"), Payee and Maker (the "Security Agreement"). The Security Agreement is subject to the terms of an Intercreditor Agreement of even date herewith among Paragon Capital LLC, HAP and Payee ("Intercreditor Agreement").

     Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of 12% per annum. Interest on this Note shall be due and payable in twelve (12) consecutive monthly installments, each in the amount of $2,000, beginning January 17, 1998 and continuing on the 17th day of each month thereafter through November 17, 2002. The entire unpaid principal balance together with accrued interest shall be due and payable in full on December 17, 2002 ("Maturity Date"). In the event of a payment default and failure to cure the same within five (5) days interest shall thereafter accrue on the entire unpaid principal balance hereof at the default rate of fifteen percent (15%) per annum until Maker is current in payment of all obligations hereunder.

     In addition to all principal of and interest on this Note, Maker agrees to pay (i) all costs and expenses reasonably incurred by Payee and all owners and holders of this Note in collecting this Note through reorganization, bankruptcy or any other proceeding and (ii) reasonable attorney's fees if and when this
Note is placed in the hands of an attorney for collection.

     Maker and each comaker, endorser, guarantor and surety jointly and severally waive notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that any and all (i) extensions of the time of payment hereof, (ii) renewals hereof, (iii) acceptances of partial payments, (iv) releases or substitutions of the collateral and (v) the failure, if any, to perfect or maintain

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perfection of any security interest in the collateral, all the foregoing, whether with or without notice to them or any of them, and whether before or after the stated maturity hereof, shall not release or discharge its liability or obligations hereunder. Maker and each comaker, endorser, guarantor or surety hereof also agrees that acceptance of any partial payment shall not constitute a waiver and that waiver of any default shall not constitute waiver of any prior or subsequent default. Maker, in any litigation (whether or not arising out of or relating to this Note or in any document or instrument given to secure this
Note) in which Payee shall be an adverse party, waives trial by jury and Maker, in addition, waives the right to interpose any defense based upon any statute of limitations or any claim of laches.

     This Note shall be deemed to be a contract made under the laws of the State of California and, except as provided hereinabove with regard to the applicability of federal law, shall be governed by and construed in accordance with such laws.


                                       TIP TOP NURSERY, INC.

                                       By /s/ TIMOTHY R. DUOOS
                                         ----------------------------------

                                             Its /s/ Pres.
                                                ---------------------------




                                       NURSERYLAND GARDEN CENTER, INC.

                                       By /s/ TIMOTHY R. DUOOS
                                         ----------------------------------

                                             Its /s/ Pres.
                                                ---------------------------

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